Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 15, 2022, with respect to the consolidated financial statements of Ovid Therapeutics Inc., incorporated herein by reference.

/s/ KPMG LLP

New York, New York
March 15, 2022